                                                         EXHIBIT 10.44

                          CUBIST PHARMACEUTICALS, INC.
                                 24 Emily Street
                               Cambridge, MA 02139

                               September 25, 1999

Alan D. Watson, Ph.D., MBA


Dear Alan:

     On September 25, 1999, the Board of Directors Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), granted to you the right to purchase 50,000 restricted shares (the "Shares") of the Company's common stock, $.001 par value per share, for a purchase price of $10.3125 per share.

     You and the Company hereby agree as follows:

     1. PURCHASE OF SHARES. You hereby elect to purchase the Shares. Subject to the terms and provisions of this letter agreement, the Company hereby sells and issues to you, and you hereby purchase from the Company, the Shares at a purchase price of $10.3125 per share.

     2. PAYMENT OF PURCHASE PRICE. You hereby make payment of the aggregate purchase price for all of the Shares by executing and delivering to the Company a Secured Promissory Note, substantially in the form of EXHIBIT A attached hereto, in the principal amount of $515,625 (the "Note"). Your obligation to pay any and all amounts due under the Note will be secured by a Stock Pledge Agreement, substantially in the form of EXHIBIT B attached hereto (the "Pledge Agreement"), which Pledge Agreement is being executed contemporaneously herewith.

     3. FORGIVENESS OF PRINCIPAL OF NOTE. On each of the dates set forth in EXHIBIT C hereto, the Company shall forgive that portion of the original principal amount under the Note equal to the product of (i) such original principal amount and (ii) the percentage set forth opposite to such date on EXHIBIT C hereto, PROVIDED that your employment with the Company shall not have been terminated on or prior to such date. Notwithstanding anything in the foregoing provisions of this Section 3 or in EXHIBIT C hereto to the contrary, the Company's obligation to forgive any portion of the original principal amount of the Note shall terminate on the effective date of termination of your employment with the Company (the "Employment Termination Date"). From and after the Employment Termination Date, you shall remain liable for all amounts then still owing under the Note or that otherwise become due and payable under the Note, all subject to and upon the terms and conditions of the Note.

     4. FORGIVENESS OF INTEREST. On the first anniversary of the Note, the Company will forgive that portion of the interest accruing under the Note that has become due and payable on such date, PROVIDED that your employment with the Company shall not have been terminated on or prior to such date.

     5.   RESTRICTIONS ON TRANSFER OF SHARES.

Alan D. Watson
September 25, 1999
Page 2

          (a) SECURITIES LAWS RESTRICTIONS. You acknowledge and agree that you shall have no right at any time to sell, assign, pledge, transfer, or otherwise dispose of or encumber the Exercised Shares (except by will or by the laws of descent and distribution) unless such sale, assignment, pledge, transfer, or other disposition is either registered under the Securities Act of 1933, as amended (the "Act"), or is exempt from registration under the Act and any applicable state securities laws.

          (b) RESTRICTIVE LEGENDS. You acknowledge that the stock certificate for the Exercised Shares will bear restrictive legends which may refer to the restrictions on transfer referred to in this Section 6.

     6. MISCELLANEOUS. This letter agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties. The rights and obligations of either party under this letter agreement may only be assigned with the prior written consent of the other party hereto. This letter agreement supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended pursuant to a written instrument signed by both parties. The Company is not by reason of this letter agreement obligated to continue your employment.

     If the foregoing accurately reflects our understanding, please so acknowledge by countersigning this letter agreement in the space provided for your signature below.

                                        Very truly yours,
                                        CUBIST PHARMACEUTICALS, INC.


                                        By: /s/ Scott M. Rocklage
                                           --------------------------------
                                              Scott M. Rocklage, Ph.D.
                                              President and CEO

Agreed and Accepted as of this 25th day of September, 1999:

/s/ Alan D. Watson
--------------------------------
Alan D. Watson, Ph.D., MBA

                                                                      EXHIBIT C

            DATE                              PERCENTAGE
            ----                              ----------
     September 25, 2000                        33.33%
     September 25, 2001                        33.33%
     September 25, 2002                        33.34%